Exhibit 15

August 8, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 13, 2005 on our review of interim financial information of Protective Life Insurance Company and its subsidiaries (the “Company”) for the three-month periods ended March 31, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its Registration Statement dated August 8, 2005.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama